UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2010

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On June 28, 2010, subsidiaries of Genco Shipping & Trading Limited (“Genco”) entered into definitive agreements with subsidiaries of Maritime Equity Partners LLC (“MEP”) to resell three of the 16 drybulk vessels that Genco is to acquire from Bourbon SA.  The vessels will be resold to such MEP subsidiaries immediately upon their delivery to Genco at Genco’s purchase price of approximately $105 million.  Genco had previously disclosed its plans to do so in Item 1.01 of its Current Report on Form 8-K filed on June 25, 2010, which Item 1.01 is incorporated herein by reference.  The agreements are subject to the completion of customary additional documentation and closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE:  July 2, 2010

/s/ John C. Wobensmith John C. Wobensmith
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)